UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2009

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2009, Nanometrics Incorporated (the “Company”) and Vincent J. Coates, a stockholder of the Company (Mr. Coates together with the Vincent J. Coates Separate Property Trust UDT dated August 7, 1981, the “Selling Stockholder”), entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co., as the representative of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), for the sale by the Company and the Selling Stockholder to the public (the “Offering”) of 2,700,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Firm Shares consist of 2,025,000 authorized but unissued shares of Common Stock to be issued and sold by the Company and 675,000 outstanding shares of Common Stock to be sold by the Selling Stockholder. The Firm Shares are being sold to the public at a price of $11.00 per share, and the Underwriters have agreed to purchase the Firm Shares from the Company pursuant to the Purchase Agreement at a price of $10.3125 per share. The net proceeds are expected to be approximately $20.6 million to the Company and $6.9 million to the Selling Stockholder after deducting underwriting commissions and estimated expenses payable by the Company associated with the Offering. The Offering is expected to close on or about December 22, 2009, subject to customary closing conditions. The Company and the Selling Stockholder have granted the Underwriters a 30-day option to purchase an aggregate of 405,000 additional shares of Common Stock (together with the Firm Shares, the “Shares”).

The Offering is being made pursuant to a prospectus supplement dated December 17, 2009 and an accompanying base prospectus dated November 23, 2009, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-163168), which was filed with the Securities and Exchange Commission (the “Commission”) on November 18, 2009 and declared effective by the Commission on November 23, 2009.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company and the Selling Stockholder, and customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder, and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement.

A copy of the opinion of Perkins Coie LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto. A copy of the Purchase Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Offering by the Company and the Selling Stockholder and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 8.01. Other Events.

On December 16, 2009, the Company issued a press release announcing the commencement of the public offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Current Report.

On December 17, 2009, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Purchase Agreement dated December 17, 2009
5.1	Opinion of Perkins Coie LLP
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)
99.1	Press Release dated December 16, 2009
99.2	Press Release dated December 17, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2009	NANOMETRICS INCORPORATED

/s/ James P. Moniz
James P. Moniz
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Purchase Agreement dated December 17, 2009
5.1	Opinion of Perkins Coie LLP
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)
99.1	Press Release dated December 16, 2009
99.2	Press Release dated December 17, 2009